UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2012 (November 26, 2012)

Commission file number 001-11625

Pentair Ltd.

(Exact name of Registrant as specified in its charter)

Switzerland	98-1050812
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

Freier Platz 10, CH-8200 Schaffhausen, Switzerland

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 41-52-630-48-00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into A Material Definitive Agreement.

Sale of Pentair Finance S.A. Senior Notes

On November 26, 2012, Pentair Ltd. (the “Company”) and Pentair Finance S.A. (“PFSA”) completed the sale of $350 million aggregate principal amount of PFSA’s 1.350% Senior Notes due 2015 (the “2015 Notes”) and $250 million aggregate principal amount of PFSA’s 2.650% Senior Notes due 2019 (the “2019 Notes” and, together with the 2015 Notes, the “Notes”). The sale of the Notes was conducted pursuant to a purchase agreement (the “Purchase Agreement”), dated November 19, 2012, among the Company, PFSA and the representatives of the several purchasers named therein (collectively, the “Initial Purchasers”), under which PFSA agreed to sell the Notes to the Initial Purchasers.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). PFSA offered and sold the Notes to the Initial Purchasers in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to Rule 144A of the Securities Act and to non-U.S. persons in reliance on Regulation S under the Securities Act. PFSA relied on these exemptions from registration based in part upon representations made by the Initial Purchasers in the Purchase Agreement. The net proceeds payable from the offering of the Notes, after deducting the Initial Purchasers’ discounts and commissions and other expenses, were approximately $595.3 million, and PFSA intends to use the proceeds from the offering to repay commercial paper as it becomes due and for general corporate purposes.

Supplemental Indentures

The Notes are governed by an Indenture (the “Indenture”), dated as of September 24, 2012, among PFSA, as issuer, the Company, as guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Third and Fourth Supplemental Indentures, each dated as of November 26, 2012, among PFSA, as issuer, the Company, as guarantor and the Trustee (together, the “Supplemental Indentures”). The Supplemental Indentures, which include the forms of the Notes, are attached hereto as Exhibits 4.1 and 4.2 and are incorporated herein by reference. The descriptions of the Supplemental Indentures and the Notes in this report are summaries only and are qualified in their entirety by the terms of the Supplemental Indentures and the Notes, respectively.

The Notes are PFSA’s senior unsecured obligations and rank equally in right of payment with all of its existing and future unsecured and unsubordinated debt. the Company has unconditionally guaranteed the due and punctual payment of the principal of, premium, if any, and interest and Additional Amounts (as defined in the Indenture), if any, on the Notes. The guarantees rank equally in right of payment with the Company’s existing and future unsecured debt.

The 2015 Notes bear interest at a rate of 1.350% per year from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for. The 2019 Notes bear interest at a rate of 2.650% per year from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for.

Interest on the Notes will be payable on June 1 and December 1 of each year, commencing on June 1, 2013, to the holders of record at the close of business on the May 15 and November 15 prior to each interest payment date. In certain circumstances described below under “Exchange and Registration Rights Agreement”, PFSA may be required to pay additional interest.

The Notes are redeemable solely at PFSA’s option at any time at a redemption price equal to the greater of the principal amount of the Notes and a make-whole price, plus in each case, accrued and unpaid interest. PFSA may also redeem all, but not less than all, of a series of Notes in the event of certain tax changes affecting such notes.

Upon the occurrence of a change of control triggering event (as defined in the Supplemental Indentures), unless PFSA has exercised its right to redeem the Notes, PFSA will be required to offer to repurchase all of the Notes then outstanding at a purchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase.

Exchange and Registration Rights Agreement

In connection with the sale of the Notes, PFSA and the Company entered into an Exchange and Registration Rights Agreement (the “Exchange and Registration Rights Agreement”) with the Initial Purchasers, dated as of November 26, 2012. Under the Exchange and Registration Rights Agreement, PFSA and the Company agree to: (i) use their commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”) an exchange offer registration statement with respect to an exchange offer registered under the Securities Act to exchange the Notes of each series for an issue of another series of notes (the “Exchange Notes”) that are identical in all material respects to the applicable series of Notes (except that the Exchange Notes will not contain transfer restrictions or any increase in annual interest rate) by the earlier of 180 days after November 26, 2012 and the date on which PFSA and the Company file a registration statement relating to an exchange offer for PFSA’s $550 million aggregate principal amount of 3.15% Senior Notes due 2022 and $350 million aggregate principal amount of 1.875% Senior Notes due 2017 issued in September 2012 (the “2017/2022 Notes”) with the SEC, (ii) use their commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act by the earlier of 365 days after November 26, 2012 and the date on which the registration statement relating to the exchange offer for the 2017/2022 Notes is declared effective, (iii) commence the exchange offer promptly, but no later than 10 business days after the registration statement has become effective, (iv) hold the exchange offer open for not less than 20 business days and (v) complete the exchange offer no later than 30 business days after the commencement of the exchange offer.

If the exchange offer is not consummated, then under certain circumstances and within specified time periods, PFSA and the Company are required to file a shelf registration statement covering resales of the Notes, use commercially reasonable efforts to cause a shelf registration statement to be declared effective and to keep the shelf registration statement effective until such time as the Notes cease to be registrable securities.

Subject to certain limitations, PFSA will be required to pay the holders of the Notes special interest on the Notes if PFSA fails to register the Notes or consummate the exchange offer within, or to keep such registration statement effective during, specified time periods or if PFSA requires holders to refrain from disposing of their registrable securities for a period exceeding 60 days in the aggregate during any consecutive 12-month period.

A copy of the Exchange and Registration Rights Agreement is attached hereto as Exhibit 4.3 and is incorporated herein by reference. The description of the Exchange and Registration Rights Agreement in this report is a summary only and is qualified in its entirety by the terms of the Exchange and Registration Rights Agreement.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

The exhibits listed in the accompanying Exhibit Index are being filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on November 28, 2012.

PENTAIR LTD.
Registrant

By:	/s/ Angela D. Lageson
Angela D. Lageson
Senior Vice President, General Counsel and Secretary

PENTAIR LTD.

Exhibit Index to Current Report on Form 8-K

Dated November 28, 2012

Exhibit Number	Description

4.1	Third Supplemental Indenture, dated as of November 26, 2012, among Pentair Finance S.A. (as Issuer), Pentair Ltd. (as Guarantor) and Wells Fargo Bank, National Association (as Trustee).

4.2	Fourth Supplemental Indenture, dated as of November 26, 2012, among Pentair Finance S.A. (as Issuer), Pentair Ltd. (as Guarantor) and Wells Fargo Bank, National Association (as Trustee).

4.3	Exchange and Registration Rights Agreement among Pentair Finance S.A., Pentair Ltd. and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc. (as representatives of the several Purchasers), dated as of November 26, 2012.